Exhibit 5.2

December 20, 2024

CASI Pharmaceuticals, Inc.

1701-1702, China Central Office Tower 1

No. 81 Jianguo Road Chaoyang District

Beijing, 100025

People’s Republic of China

Re:	Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to CASI Pharmaceuticals, Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), in connection with its filing of a Registration Statement on Form F-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the "Base Prospectus"), that provides it will be supplemented in the future by one or more prospectus supplements (each, a "Prospectus Supplement"). The Registration Statement including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration and public offering by the Company, from time to time, of up to $200,000,000 in the aggregate amount of any combination of the following:

(i)	ordinary shares of common stock, par value $0.0001 per share, of the Company (“Ordinary Shares”);

(ii)	preferred shares, par value $0.0001 per share, of the Company (“Preferred Shares”), which may be issued in one or more series;

(iii)	warrants to purchase Ordinary Shares of the Company (“Warrants”);

(iv)	subscription rights to purchase Ordinary Shares or Preferred Shares (the “Subscription Rights”); and

(v)	units comprised of one or more of the securities described above in any combination (the “Units”).

The Ordinary Shares and Preferred Shares are collectively referred to herein as the “Shares”. The Warrants, Subscription Rights and Units are collectively referred to herein as the “Securities.”

1600 BAUSCH & LOMB PLACE ROCHESTER, NY 14604-2711 PHONE: 585.232.6500 FAX: 585.232.2152
rochester, ny • buffalo, ny • albany, ny • corning, ny • new york, ny

CASI Pharmaceuticals, Inc.

December 20, 2024

As such counsel, and for purposes of our opinion set forth below, we have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

We are not hereby rendering any opinion with respect to any Shares issuable in combination with or upon the conversion or exercise, as applicable, of any of the Securities or any Securities that are components of Units. For purposes of the opinion set forth below, without limiting and other exceptions or qualifications set forth herein, we have assumed that (i) at the time the Securities are issued the Company is validly existing under the laws of the Cayman Islands and in good standing, has the corporate power to enter into and perform its obligations under the Securities in accordance with their respective terms, (ii) upon issuance, the Company will have duly authorized, executed and delivered the Securities in accordance with its organizational documents and the laws of the Cayman Islands, (iii) any Shares issued in combination with or upon conversion of the Securities will be duly authorized, validly issued, fully paid and non-assessable, and (iv) the execution, delivery and performance by the Company of its obligations under the Securities will not violate the laws of the Cayman Islands or any other applicable laws (excepting from such assumption the laws of the State of New York).

For purposes of the opinions set forth below, the “Future Authorization and Issuance” means (a) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) the Securities have been duly authorized by the Company by all necessary corporate action; (c) the terms of the Securities and their issuance and sale, including as to any Shares to be issued in combination therewith or upon the conversion thereof, have been duly authorized by the Company by all necessary corporate action (together with (b) above the “Authorization”); (d) any securities issuable upon conversion, exchange, redemption or exercise of such Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption, or exercise; (e) the terms of the Securities and of their issuance and sale have been duly established in conformity with the applicable definitive purchase, underwriting, subscription rights, warrant or similar agreement under which such Securities are to be issued (the “Applicable Agreements”), and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s Amended and Restated Memorandum of Association, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (f) the Applicable Agreements with respect to any Securities offered will have been validly executed and delivered by the Company and the other party or parties thereto, in conformity with the Applicable Agreement and applicable law; (g) if applicable, certificates representing such Securities have been duly executed, countersigned, registered and delivered either (i) in accordance with the Applicable Agreements, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise; (h) any such Securities and any such Applicable Agreements will be governed by New York law and will not include any provision that is unenforceable; and (i) the Securities have been duly executed and delivered by the Company pursuant to the Applicable Agreement and delivered against payment therefor in accordance with the Authorization.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

CASI Pharmaceuticals, Inc.

December 20, 2024

2.	Upon the Future Authorization and Issuance of Subscription Rights, such Subscription Rights will be valid and binding obligations of the Company.

3.	Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

We express no opinion as to the law of any jurisdiction other than the law of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the changes may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,

/s/ Harter Secrest & Emery LLP